UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2018

VEREIT, INC.

VEREIT OPERATING PARTNERSHIP, L.P.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
Delaware	333-197780	45-1255683
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2325 E. Camelback Road, Suite 1100

Phoenix, AZ 85016

(Address of principal executive offices, including zip code)

(800) 606-3610

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

VEREIT, Inc.	VEREIT Operating Partnership, L.P.

Emerging growth company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

VEREIT, Inc. ☐        VEREIT Operating Partnership, L.P. ☐

Item 8.01.	Other Events.

On September 30, October 1 and October 2, 2018, VEREIT Inc., a Maryland corporation, and VEREIT Operating Partnership, L.P. a Delaware limited partnership (collectively “VEREIT” or the “Company”), entered into Settlement Agreements and Releases (the “Settlement Agreements”) to settle the previously disclosed litigations with eight class action opt out entities serving as plaintiffs in the following actions pending in the United States District Court for the Southern District of New York: BlackRock ACS US Equity Tracker Fund, et al. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-08464-AKH; Clearline Capital Partners LP, et al. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-08467-AKH; Eton Park Fund, L.P., et al., v. American Realty Capital Properties, Inc., et al., No. 1:16-cv-09393-AKH; HG Vora Special Opportunities Master Fund, Ltd. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-04107-AKH; Pentwater Equity Opportunities Master Fund Ltd., et al. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-08510-AKH; PIMCO Funds: PIMCO Diversified Income Fund, et al. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-08466-AKH; Reliance Standard Life Ins. Co., et al, v. American Realty Capital Properties, Inc. et al., No. 1:17-cv-02796-AKH; and Twin Securities, Inc., et al. v. American Realty Capital Properties, Inc., et al., No. 1:15-cv-01291-AKH (collectively, the “Actions”, and such plaintiffs collectively, the “Opt Out Plaintiffs”). The Opt Out Plaintiffs’ claims arose out of the disclosures made by the Company in October 2014 and March 2015 regarding its financial statements, which included the Company’s March 2015 restatement of certain of its previously issued financial statements. Pursuant to the terms of the Settlement Agreements, the parties have agreed that the Opt Out Plaintiffs will dismiss all claims against the Company and the other defendants with prejudice and the Company will pay the Opt Out Plaintiffs the sum of $85 million in connection with the settlement of the claims. The Settlement Agreements contain mutual releases by both the Opt Out Plaintiffs and the Company, although the Company retains the right to pursue any and all claims against the other defendants in the Actions and/or third parties, including claims for contribution for amounts paid in the settlement. The Settlement Agreements do not contain any admission of liability, wrongdoing or responsibility by any of the parties. Including the previously announced settlement with Vanguard Specialized Funds and other Vanguard funds, the Company has now settled claims brought by approximately 24 percent of VEREIT’s outstanding shares of common stock and swaps referencing common stock held at the end of the period covered by the various pending shareholder actions for a total of $175 million. There can be no assurance as to whether or how these settlements may affect any potential future resolution of any other pending lawsuit, the timing of any such resolution, or the amount at which any other matter may be resolved.

Additional information about the lawsuits can be found under the caption “Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2018 as filed with the Securities and Exchange Commission on August 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEREIT, INC.

By:	/s/ Lauren Goldberg
Name:	Lauren Goldberg
Title:	Executive Vice President, General Counsel and Secretary

VEREIT OPERATING PARTNERSHIP, L.P.

By: VEREIT, Inc., its sole general partner

By:	/s/ Lauren Goldberg
Name:	Lauren Goldberg
Title:	Executive Vice President, General Counsel and Secretary

Date: October 2, 2018